NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR Announces Fiscal 2018 2nd Quarter and Six Months Financial Results

·                     26% Increase in Income from Operations, to $5.8 million, for the quarter ended December 31, 2017, versus same quarter during prior year.

·                     10% Increase in Total Revenues – Net, to $20.2 million, for the quarter ended December 31, 2017, versus same quarter during prior year.

·                     3% Decrease in Diluted Net Income per Common Share available to Common Shareholders to $0.61, for the quarter ended December 31, 2017, versus same quarter during prior year.

·                     6% Increase in Net Income, to $5.2 million, for the quarter ended December 31, 2017, versus same quarter during prior year.

MELVILLE, NEW YORK, February 12, 2018 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the 2nd Fiscal Quarter of 2018 and the six month period ended December 31, 2017. The Company’s two industry segments are: development, manufacturing and servicing of the FONAR UPRIGHT® Multi-Position™ MRI, aka Stand-Up® MRI, and management of 26 MRI centers through its subsidiary, Health Management Company of America (HMCA).

The FONAR UPRIGHT® Multi-Position™ MRI scanner is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® MRI patents to scan all the patient’s body parts in their normal full weight-bearing UPRIGHT® position. FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging on all the gravity sensitive regions of the human anatomy, especially the brain, extremities, spine and cerebrospinal fluid (CSF) flow.

Financial Highlights

Total Revenues – Net, for the quarter ended December 31, 2017 increased 10% to $20.2 million as compared to the quarter ended December 31, 2016, of $18.4 million.

Total Revenues – Net, for the six month period ended December 31, 2017, increased 6% to $39.5 million as compared to the six month period ended December 31, 2016, of $37.1 million.

Income from Operations, for the quarter ended December 31, 2017, increased 26% to $5.8 million, as compared to the quarter ended December 31, 2016, of $4.6 million.

Income from Operations, for the six month period ended December 31, 2017, increased 13% to $10.6 million as compared to the six month period ended December 31, 2016, of $9.4 million.

Net Income, for the quarter ended December 31, 2017, increased 6% to $5.2 million, as compared to the quarter ended December 31, 2016, of $4.9 million.

Net Income, for the six month period ended December 31, 2017, increased 4% to $9.8 million, as compared to the six month period ended December 31, 2016, of $9.4 million.

Net Income Available to Common Stockholders, for the quarter ended December 31, 2017, decreased 1% to $3.9 million as compared to the quarter ended December 31, 2016, of $4.0 million.

Net Income Available to Common Stockholders, for the six month period ended December 31, 2017, increased 1% to $7.4 million, as compared to the six month period ended December 31, 2016, of $7.3 million.

FONAR CORPORATION AND SUBSIDIARIES

Basic Net Income per Common Share Available to Common Stockholders, for the quarter ended December 31, 2017, decreased 3% to $0.62 per share, as compared to the quarter ended December 31, 2016, of $0.64 per share.

Basic Net Income per Common Share Available to Common Stockholders, for the six month period ended December 31, 2017, decreased 1% to $1.18 per share, as compared to the quarter ended December 31, 2016, of $1.19 per share.

Diluted Net Income per Common Share Available to Common Stockholders, for the quarter ended December 31, 2017, decreased 3% to $0.61 per share, as compared to the quarter ended December 31, 2016, of $0.63 per share.

Diluted Net Income per Common Share Available to Common Stockholders, for the six month period ended December 31, 2017, decreased 1% to $1.16 per share, as compared to the quarter ended December 31, 2016, of $1.17 per share.

Total Assets, at December 31, 2017, was $105.2 million, as compared to $98.8 million at June 30, 2017.

Total Current Assets, at December 31, 2017, was $60.2 million, as compared to $53.4 million at June 30, 2016.

Total Cash and Cash Equivalents, at December 31, 2017, was $14.2 million, as compared to $10.1 million at June 30, 2017.

Total Liabilities, at December 31, 2017, was $15.2 million, as compared to $15.9 million at June 30, 2017.

Total Current Liabilities, at December 31, 2017, was $13.6 million, as compared to $14.2 million at June 30, 2017.

Management Discussion

The Tax Cuts and Jobs Act was signed into law on December 22, 2017 and makes numerous changes to the Internal Revenue Code.  Among other changes, the Act reduces the US corporate income tax rate to 21% effective January 1, 2018.  Because the Act became effective mid-way through the Company’s tax year, the Company will have a US statutory income tax rate of 27.7% for the fiscal 2018 and will have a 21% statutory income tax rate for fiscal years thereafter.

Under ASC Topic 740, Accounting for Income Taxes, the enactment of the Tax Act also requires companies to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation in enacted. The Company’s gross deferred tax assets and liabilities will be revalued from 35% to 21% with a corresponding offset to the valuation allowance and any potential other taxes arising due to the Tax Act will result in reductions to its net operating loss carryforward and valuation allowance. The Company will continue to analyze the Tax Act to assess the full effects on its financial results, including disclosures, for our fiscal year ending June 30, 2018.

President and CEO, Timothy R. Damadian said, “We are very pleased with the Company’s second-quarter results. In fact, our income from operations was close to the highest that we have ever achieved. Also, without the reduction in the deferred tax asset, we would have had a year-over-year increase of 11% to $0.70 in Diluted Net Income per Common Share.

“We are already seeing the positive effects the recent federal tax cuts are having on the economy,” Mr. Damadian continued. “Higher wages and more jobs mean more Americans will be able to afford high-quality healthcare, which translates to increased patient volume at HMCA-managed MRI scanning centers.”

FONAR CORPORATION AND SUBSIDIARIES

"It's rewarding to me," said Raymond V. Damadian, M.D., Chairman of the Board of Directors of FONAR Corporation, "how consistently profitable we are. Our UPRIGHT® Multi-Position™ (aka Stand-Up®) MRI scanner, for example, is unique. Its ability to medically visualize the spine of a patient with back pain (which condition is responsible for a very significant percentage of all MRI scans performed by all MRI scanners worldwide each year) in its normal upright position is unique. Its power to visualize the spine supporting the full weight load that it normally has to sustain each day and to position the patient in the exact position (that he/she specifies to the MRI technologist who is positioning him/her in the FONAR UPRIGHT® Multi-Position™ MRI) that generates his/her pain (which the conventional recumbent MRI cannot do) is unparalleled."

"This power of the FONAR UPRIGHT® Multi-Position™ MRI to completely visualize ALL the anatomy components under their full weight load that are giving rise to the patient's pain, which the conventional recumbent MRI cannot do, assures that the surgical procedure chosen for his/her treatment will achieve the optimum outcome for the patient."

"In addition," continued Dr. Damadian, "I am very proud of the fact that it has been 7 years since FONAR has had a quarterly loss. This is something we have all worked very hard to achieve."

About FONAR

FONAR, The Inventor of MR Scanning™, is located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2017	June 30, 2017
	$14,194	$10,140
Accounts receivable – net	4,222	4,322
Accounts receivable - related party	60	—
Medical receivable – net	12,480	11,745
Management and other fees receivable – net	20,268	18,594
Management and other fees receivable – related medical practices – net	5,222	4,959
Inventories	1,696	1,624

Costs and estimated earnings in excess of billings on uncompleted contracts	736	736
Prepaid expenses and other current assets	1,368	1,294
Total Current Assets	60,246	53,414
Deferred income tax asset	17,287	17,862
Property and equipment - net	16,986	16,462
Goodwill	3,985	3,927
Other intangible assets - net	6,076	6,645
Other Assets	603	453
Total Assets	$105,183	$98,763

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31, 2017	June 30, 2017
Current Liabilities:
Current portion of long-term debt and capital leases	$95	$180
Accounts payable	1,365	1,423
Other current liabilities	6,662	7,203
Unearned revenue on service contracts	4,520	4,642
Unearned revenue on service contracts - related party	55	—
Customer advances	898	788
Total Current Liabilities	13,595	14,236
Long-Term Liabilities:
Deferred income tax liability	332	332
Due to related medical practices	227	227
Long-term debt and capital leases, less current portion	323	337
Other liabilities	711	721
Total Long-Term Liabilities	1,593	1,617
Total Liabilities	15,188	15,853

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

	December 31, 2017	June 30, 2017
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2017 and June 30, 2017, 313 issued and outstanding at December 31, 2017 and June 30, 2017	$—	$—
Preferred stock $.001 par value; 567 shares authorized at December 31, 2017 and June 30, 2017, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2017 and June 30, 2017, 6,299 issued at December 31, 2017 and June 30, 2017; 6,288 outstanding at December 31, 2017 and June 30, 2017	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at December 31, 2017 and June 30, 2017, .146 issued and outstanding at December 31, 2017 and June 30, 2017	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2017 and June 30, 2017, 383 issued and outstanding at December 31, 2017 and June 30, 2017	—	—
Paid-in capital in excess of par value	179,131	179,131
Accumulated deficit	(93,095)	(101,003)
Notes receivable from employee stockholders	(13)	(17)
Treasury stock, at cost - 12 shares of common stock at December 31, 2016 and June 30, 2016	(675)	(675)
Total Fonar Corporation Stockholder Equity	85,349	77,437
Non controlling interests	4,646	5,473
Total Stockholders' Equity	89,995	82,910
Total Liabilities and Stockholders' Equity	$105,183	$98,763

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	For the Three Months Ended
REVENUES	December 31,
	2017	2016
Product sales – net	$276	$93
Service and repair fees – net	2,352	2,356
Service and repair fees – related parties - net	28	28
Patient fee revenue, net of contractual allowances and discounts	9,537	8,657
Provision for bad debts and bad debt expense for patient fee	(4,571)	(4,002)
Management and other fees – net	10,340	9,364
Management and other fees – related medical practices – net	2,206	1,907
Total Revenues – Net	20,168	18,403
COSTS AND EXPENSES
Costs related to product sales	246	(34)
Costs related to service and repair fees	753	683
Costs related to service and repair fees – related parties	9	8
Costs related to patient fee revenue	2,570	2,323
Costs related to management and other fees	5,826	5,257
Costs related to management and other fees – related medical practices	1,261	1,127
Research and development	407	361
Selling, general and administrative	3,286	4,069
Total Costs and Expenses	14,358	13,794
Income From Operations	5,810	4,609
Interest Expense	(48)	(77)
Investment Income	58	49
Other Expense	(5)	—
Income Before (Provision)/Benefit for Income Taxes and Non Controlling Interests	5,815	4,581
(Provision)/Benefit for Income Taxes	(575)	353
Net Income	5,240	4,934
Net Income - Non Controlling Interests	(1,051)	(692)
Net Income - Controlling Interests	$4,189	$4,242
Net Income Available to Common Stockholders	$3,926	$3,971
Net Income Available to Class A Non-Voting Preferred Stockholders	$196	$202
Net Income Available to Class C Common Stockholders	$67	$69
Basic Net Income Per Common Share Available to Common Stockholders	$0.62	$0.64
Diluted Net Income Per Common Share Available to Common Stockholders	$0.61	$0.63
Basic and Diluted Income Per Share-Class C Common	$0.17	$0.18
Weighted Average Basis Shares Outstanding-Common Stockholders	6,287	6,158
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,415	6,286
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	For the Six Months Ended December 31,
	2017	2016
REVENUES
Product sales – net	$439	$335
Service and repair fees – net	4,616	4,708
Service and repair fees – related parties - net	55	55
Patient fee revenue, net of contractual allowances and discounts	18,190	17,481
Provision for bad debts and bad debt expense for patient fee	(8,321)	(7,880)
Management and other fees – net	20,111	18,625
Management and other fees – related medical practices – net	4,412	3,814
Total Revenues – Net	39,502	37,138
COSTS AND EXPENSES
Costs related to product sales	389	179
Costs related to service and repair fees	1,533	1,339
Costs related to service and repair fees – related parties	18	16
Costs related to patient fee revenue	5,049	4,737
Costs related to management and other fees	11,384	10,518
Costs related to management and other fees – related medical practices	2,411	2,080
Research and development	755	773
Selling, general and administrative	7,367	8,135
Total Costs and Expenses	28,906	27,777
Income From Operations	10,596	9,361
Interest Expense	(92)	(174)
Investment Income	104	97
Other (Expense) Income	(7)	(3)
Income Before (Provision)/Benefit for Income Taxes and Non Controlling Interests	10,601	9,281
(Provision)/Benefit for Income Taxes	(760)	153
Net Income	9,841	9,434
Net Income - Non Controlling Interests	(1,933)	(1,622)
Net Income - Controlling Interests	$7,908	$7,812
Net Income Available to Common Stockholders	$7,413	$7,313
Net Income Available to Class A Non-Voting Preferred Stockholders	$369	$372
Net Income Available to Class C Common Stockholders	$126	$127
Basic Net Income Per Common Share Available to Common Stockholders	$1.18	$1.19
Diluted Net Income Per Common Share Available to Common Stockholders	$1.16	$1.17
Basic and Diluted Income Per Share-Class C Common	$0.33	$0.33
Weighted Average Basic Shares Outstanding-Common Stockholders	6,287	6,131
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,415	6,259
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383